EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 Jurisdiction of                % of Voting
                                                                  incorporation          Securities Held at December
                NAME OF CORPORATION                              or organization                 31, 2003(a)


  Kronos Canada, Inc.                                            Canada                            100
  Kronos International, Inc.                                     Delaware                          100
    Kronos Titan GmbH                                            Germany                           100
      Unterstutzungskasse Kronos Titan-GmbH                      Germany                           100
    Kronos Chemie-GmbH                                           Germany                           100
    NL Industries Chemie, GmbH                                   Germany                           100
    Kronos World Services S.A./N.V.                              Belgium                           100
    Societe Industrielle du Titane, S.A.                         France                             94
    Kronos Limited                                               United Kingdom                    100
    Kronos Denmark ApS                                           Denmark                           100
      Kronos Europe S.A./N.V.                                    Belgium                           100
        Kronos B.V.                                              Holland                           100
    Kronos Norge A/S                                             Norway                            100
      Kronos Titan A/S                                           Norway                            100
      Titania A/S                                                Norway                            100
        The Jossingfjord Manufacturing Company A/S               Norway                            100
    Kronos Invest A/S                                            Norway                            100
  Kronos Louisiana, Inc.                                         Delaware                          100
    Kronos (US) Inc.                                             Delaware                          100
    Louisiana Pigment Company, L.P.                              Delaware                           50
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(a)   Held by the Registrant or the indicated subsidiary of the Registrant